Exhibit (g)(2)

Amendment No. 1 to Investment Advisory Agreement

THIS AMENDMENT is made as of May 1, 2024 between Credit Suisse Asset Management Income Fund, Inc., a Maryland corporation (the “Fund”), and UBS Asset Management (Americas) LLC (“UBS AM”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

WHEREAS, the Fund and Credit Suisse Asset Management, LLC (“CSAM”) entered into an Investment Advisory Agreement dated as of September 26, 2023, which may be amended from time to time (the “Agreement”);

WHEREAS, CSAM merged into UBS AM effective as of May 1, 2024, with UBS AM surviving and succeeding as investment adviser to the Fund; and

WHEREAS, the Fund’s Board of Directors has approved an amendment to the Agreement to reflect UBS AM as the investment adviser to the Fund under the Agreement.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	All references to Credit Suisse Asset Management, LLC are hereby revised to UBS Asset Management (Americas) LLC.

2.	The first sentence of the first paragraph of the Agreement is hereby revised to read as follows: “AGREEMENT between Credit Suisse Asset Management Income Fund, Inc., a Maryland corporation (the “Fund”), and UBS Asset Management (Americas) LLC, a Delaware limited liability company (the “Adviser”).”

3.	Section 16 of the Agreement is hereby revised to read as follows: “The Fund agrees that if this Agreement is terminated and the Adviser shall no longer be the adviser to the Fund, the Fund will, within a reasonable period of time, change its name to delete reference to “Credit Suisse Asset Management” or “UBS”.”

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

/s/ Karen Regan
Name:	Karen Regan
Title:	Secretary

UBS ASSET MANAGEMENT (AMERICAS) LLC

/s/ Omar Tariq
Name:	Omar Tariq
Title:	Officer

/s/ Karen Regan
Name:	Karen Regan
Title:	Assistant Secretary